Exhibit 99.1

Independent Auditors’ Report

To The Members of INLOG SA and Subsidiaries

We have audited the accompanying balance sheets of Inlog SA and Subsidiaries as of June 30, 2007 and 2006, and the related consolidated statements of income, stockholders’ equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, and evaluating the overall financial statement presentation. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of INLOG SA and Subsidiaries as of June 30, 2007 and 2006, and the results of its operations and their cash flows for the years then ended, in conformity with U.S. generally accepted accounting principles.

/s/ Ernst & Young

July 18, 2008 Lyon France

INLOG SA AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands of $)

	March 31 2008	June 30,
		2007	2006
	(Unaudited)

ASSETS

CURRENT ASSETS:

Cash and cash equivalents	$1,200	$816	$750
Marketable securities	697	777	-
Trade accounts receivable, net of allowance for uncollectible	3,616	3,043	1,949
accounts of $ (280), $ (381) and $ (60), in 2008, 2007 and
2006, respectively
Accrued revenues	1,959	2,450	1,779
Prepaid expenses and other assets	701	579	682
Deferred tax asset	95	54	86

Total current assets	8,268	7,720	5,247

Goodwill	273	273	273
EQUIPMENT, FURNITURE AND FIXTURES, AT COST:
Furniture and fixtures	94	71	66
Machinery and equipment	446	494	391
Computer hardware and software	920	741	702
Leasehold improvements	670	572	495
Less accumulated depreciation and amortization	(1,250)	(953)	(613)

Net equipment, furniture and fixtures	880	925	1,041

Long term loans	87	72	61
Long Term Deferred tax asset	68	58	57

Total assets	$9,576	$9,048	$6,679

See accompanying notes to the consolidated financial statements.

INLOG SA AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS (CONTINUED)
(In thousands of $)

	March 31, 2008,	June 30,
		2007	2006
	(Unaudited)

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable and other accrued liabilities	$542	$796	$1,036
Accrued expenses	2,650	2,495	1,803
Accrued income taxes	272	334	-
Deferred revenue	1,845	1,672	1,829
Litigation accrual	763	622	72
Capital lease obligation, current portion	16	29	12
Line of credit, current portion	5	276	188
Notes Payable, current portion	152	177	305
Total current liabilities	6,245	6,401	5,246

Capital lease obligation, less current portion	66	50	21
Deferred tax liability, long term	25	12	1
Pensions	63	52	59
Notes payable, less current portion	519	542	473

Total liabilities	673	656	554

Minority Interests	113	96	79

STOCKHOLDERS' EQUITY
Common stock, and additional paid-in capital, $56 par value:	580	580	580
Authorized shares – 9,600 issued and outstanding.
Accumulated other comprehensive income	350	164	33
Accumulated profit	1,615	1,151	186
Total stockholders’ equity	2,545	1,895	799

Total liabilities and stockholders' equity	$9,576	$9,048	$6,679

See accompanying notes to the consolidated financial statements.

INLOG SA AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands of $, except per share information)

	NINE MONTHS ENDED March 31, March 31,		YEAR ENDED
			2007	June 30,
	2008	2007		2006
	(Unaudited)	(Unaudited)

Revenues	$9,539	$8,086	$11,084	$9,708

Cost of revenues	4,633	3,914	5,433	4,713

Gross profit	4,906	4,172	5,652	4,995

OPERATING EXPENSES:
General and administrative	1,152	1,154	1,474	1,298
Sales and marketing	1,085	1,172	1,635	1,387
Research and development	1,545	1,451	1,969	1,633
Depreciation	266	302	438	285
Total operating expenses	4,048	4,081	5,516	4,603

Income from operations	858	92	136	392

OTHER INCOME (EXPENSES):
Gain on sale of discontinued	-	1,291	1,501	-
operations
Interest income	1	4	7	28
Interest expense	(38)	(38)	(47)	(43)
Income before income taxes	821	1,349	1,597	376
Provision for income taxes	(292)	(470)	(558)	(114)
Net income	529	879	1,039	262
Minority interests	-	(19)	(12)	(14)

Net income (part of the group)	$529	$860	$1,027	$248

See accompanying notes to the consolidated financial statements.

INLOG SA AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
(In thousands of $, except per share information)

					Accumulated other comprehensive Income
			Additional paid-in Capital
	Common Shares	Stock Amount		Accumulated Profit
						Total

	8,000	$484	$-	$138	$(10)	$612

Common shares	1,600	96	-	(96)	-	-

Dividends paid	-	-	-	(104)	-	(104)

Other comprehensive income:
- Translation adjustments	-	-	-	-	43	43

Net income	-	-	-	248	-	248
	9,600	$580	$-	$186	$33	$799

See accompanying notes to audited consolidated financial statements.

INLOG SA AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
(In thousands of $, except per share information)

					Accumulated other comprehensive Income
			Additional paid-in Capital
	Common Shares	Stock Amount		Accumulated Profit
						Total

	9,600	$580	$-	$186	$33	$799

Dividends paid	-	-	-	(61)	-	(61)

Other comprehensive income:

- Net unrealized gains
(losses)on investments	-	-	-	-	69	69

- Translation adjustments	-	-	-	-	61	61

Net income	-	-	-	1,027	-	1,027

Balances, June 30, 2007	9,600	$580	$-	$1,151	$164	$1,895

See accompanying notes to audited condensed consolidated financial statements.

INLOG SA AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
(In thousands of $, except per share information)

					Accumulated other comprehensive Income
			Additional paid-in Capital
	Common Shares	Stock Amount		Accumulated Profit
						Total

	9,600	$580	$-	$1,151	$164	$1,895

Dividends paid	-	-	-	(65)	-	(65)

Other comprehensive income:

- Net unrealizedgains(losses) on investments	-	-	-	-	(117)	(117)

- Translation adjustments	-	-	-	-	303	303

Net income	-	-	-	529	-	529

Balances, March 31, 2008
(unaudited)	9,600	$580	$-	$1,615	$350	$2,545

See accompanying notes to audited condensed consolidated financial statements.

INLOG SA AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands of $)

	Nine Months Ended March 31,		Year Ended
			2007	June 30,
	2008	2007		2006
	(Unaudited)	(Unaudited)

Cash flows from operating activities:

Net Income	$529	$879	$1,039	$262

Adjustments to reconcile net income to net cash
provided by (used in) operating activities:

Non-cash gain on sale of assets net of tax	-	(444)	(585)	-
Gain on sale of assets net of tax		(444)	(450)

Depreciation and amortization of software	345	309	453	300
development costs
Pensions	11	(7)	(6)	9
Litigation accrual	141	208	550	17
Bad debt expense	(101)	217	244	138
Changes in operating assets and liabilities:
Accounts receivable-trade	(472)	(1,047)	(1,337)	(547)
Accrued income tax expense	(62)	(109)	(69)	(101)
Accrued revenues	491	(9)	(671)	(323)
Deferred tax	(9)	81	23	29
Prepaid expenses and other assets	(359)	234	191	(138)
Accounts payable	(254)	26	(240)	687
Accrued expenses	189	43	679	547
Deferred revenue	172	(323)	(158)	956

Net cash provided by operating activities	621	(386)	(338)	1,835

Cash flows from investing activities:
Purchases of equipment and fixtures	(165)	(220)	(279)	(1,066)
Long term loans and deposits	(3)	(7)	(7)	(40)
Gain on sale of assets	72	666	675	-
Sale of available for sale securities	186	-	-	-

Net cash used in investing activities	90	439	389	(1,106)

See accompanying notes to the consolidated financial statements

INLOG SA AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
(In thousands of $)

	Nine Months Ended March 31,		Year Ended June 30,

	2008	2007	2007	2006
	(Unaudited)	(Unaudited)

Cash flows from financing activities:

Lines of credit, net	(271)	56	88	(56)
Principal payments under capital lease	5	44	45	13
obligations
Borrowings on long-term debt	87	117	118	610
Principal payments on long-term debt	(135)	(176)	(179)	(428)
Dividends paid	(65)	(61)	(61)	(96)

Net cash used in financing activities	(379)	(20)	11	43

Effect of exchange rates	51	(3)	4	(7)

NET INCREASE IN CASH AND CASH	383	29	66	764
EQUIVALENTS

CASH AND CASH EQUIVALENTS AT	816	750	750	(14)
BEGINNING OF YEAR

CASH AND CASH EQUIVALENTS AT
END OF PERIOD	$1,200	$779	$816	$750

SUPPLEMENTAL DISCLOSURES AND NONCASH TRANSACTIONS:

	Nine Months Ended March 31,		Year Ended June 30,

	2008	2007	2007	2006
	(Unaudited)	(Unaudited)

Cash paid for interest	(38)	(38)	(47)	(43)
Cash paid for taxes – income tax only	(402)	(57)	(89)	(175)
Non-cash gain on sale of discontinued
operations	-	666	878	-

See accompanying notes to the consolidated financial statements

INLOG SA
AND SUSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1.      NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

DESCRIPTION OF BUSINESS

INLOG S.A. (“Inlog” or the “Company”) was incorporated under the legal form of a French Société Anonyme on October 26, 1992. Inlog provides information management software products and services to the health care industry. Some of the Company’s software products are available in several languages including, French, English, German, Spanish or Greek.

Inlog has five primary products: EdgeBlood (provides blood donation tracking), EdgeTrace (provides blood transfusion tracking), EdgeLab (provides laboratory information system management), EdgeCell (provides cellular therapy) and SAPA (supports regulatory compliance).

In 2000, Inlog created Inlog International SAS (“Inlog SAS”), a 72%-owned subsidiary under the legal form of a French Société par Actions Simplifiée. The remainder is owned by PARFIGES (a French private equity firm which holds a 20% interest), and employees and directors of Inlog SAS or the Company. Inlog SAS manages the international distribution of the INLOG software products, directly or through a network of authorized distributors.

Inlog SAS has a 92% interest in Gesellschaft für Laborinfomationsverarbeitung GmbH (“GLI”), a German limited liability company. The remaining 8% interest is owned by the operating manager of GLI. GLI is the sole distributor of Inlog products in all German-speaking countries and in Eastern Europe.

In July 2006, INLOG S.A. entered into an agreement to sell a minor part of its activity to SQLI (French company) for up to €1.2 million (approximately $1.5 at July 27, 2006 exchange rate) in a combination of cash, stock (refer to Note 4) and earn-out.

BASIS OF CONSOLIDATION

The consolidated financial statements include the accounts of Inlog and its majority-owned subsidiaries, Inlog SAS and GLI. Intercompany accounts and transactions are eliminated in consolidation.

INTERIM FINANCIAL INFORMATION

The unaudited interim consolidated financial statements as of March 31, 2008 and for the nine months ended March 31, 2008 and 2007 have been prepared in accordance with U.S. generally accepted accounting principles for interim financial information. Accordingly, they do not include all of the information and footnotes required by U.S. generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments and entries) considered necessary for a fair presentation have been included. Operating results for the nine months ended March 31, 2008 are not necessarily indicative of the results that may be expected for the year ended June 30, 2008.

USE OF ESTIMATES

The preparation of the financial statements in conformity with U.S. GAAP requires the Company to make estimates and assumptions that affect the amounts reported in its financial statements and accompanying notes. Estimates are used for, but are not limited to, revenue recognition, impairment of goodwill and other intangible assets, contingencies and litigation, allowances for doubtful accounts and income taxes. Actual results could differ from those estimates.

FOREIGN CURRENCY TRANSLATION

The functional currency for the Company and all its majority-owned subsidiaries is the Euro, as this is the primary currency in which the company transacts business. The reporting currency of the Company is the United States dollar. Accordingly, the financial statements of the Company and its international subsidiaries are translated into United States dollars as follow (1) assets and liabilities at the exchange rates in effect on the closing date, (2) at the respective annual average exchange rates for statements of operations and cash flows and (3) stockholder's equity accounts at historical exchange rates. The historical exchange rate is the rate at June 30, 2005. Unrealized translation gains and losses are included in accumulated other comprehensive income in stockholders’ equity.

REVENUE RECOGNITION

The Company recognizes revenue in accordance with U.S. generally accepted accounting principles and with the American Institute of Certified Public Accountants Statement of Position (“SOP”) No. 97-2, “Software Revenue Recognition.”

The Company enters into arrangements for the sale of: (i) licenses of software products, related service contracts and maintenance contracts and (ii) bundled license and maintenance contracts. In instances where maintenance is bundled with a license of software products, such maintenance terms are typically one year.

In all cases, the company assesses whether the service element of the arrangement is essential to the functionality of the other elements of the arrangement. When software services are considered essential or the arrangement involves customization or modification of the software, both the net license and services revenues under the arrangement are recognized under the percentage of completion method of contract accounting, based on input measures of labor days.

The Company's standard arrangement, licenses of software products and related customization, does not qualify for separate accounting of the software license and consulting transactions. New software license revenue and related customization is generally recognized together with the consulting services based on contract accounting using the percentage-of-completion method. Contract accounting is generally applied to arrangements when services include significant modification or customization of the software, which is the standard arrangement for Inlog. Progress towards completion is generally measured based on days incurred versus projected total days. The projected costs associated with contract accounting are accrued at rates consistent with the revenue recognized under the percentage of completion method.

The Company also provides technical support under maintenance agreements that consist of a hotline and software updates on a “when-and-if-available” basis provided to the customers under contract. Revenue from technical support arrangements and software update rights is recognized ratably over the term of the support agreement. Vendor-specific objective evidence of the fair value of maintenance is determined by reference to the price paid by our customers when maintenance is sold separately.

Deferred revenues represent amounts under license, services and maintenance arrangements for which the earnings process has not been completed. Deferred revenues primarily relate to maintenance contracts, which are amortized ratably to revenues over the term of the maintenance contracts. In addition, deferred revenues also include amounts relating to term-based licenses as well as license arrangements where there are unspecified future deliverables or where specified customer acceptance has not yet occurred.

RESEARCH AND DEVELOPMENT

Research and development costs are charged to expense as incurred.

CASH AND CASH EQUIVALENTS

Cash equivalents are highly liquid investments with an original maturity of three months or less. The carrying amounts reported in the balance sheet for cash and cash equivalents consist of cash on deposit and cash on hand.

MARKETABLE SECURITIES

The Company classifies its marketable equity securities at the date of acquisition as available-for-sale in accordance with Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities" (SFAS 115), and are recorded at fair value, which is based on quoted market prices. Unrealized gains and losses are included in accumulated other comprehensive income, net of taxes, until realized or unless determined that other than temporary impairment exists.

ACCOUNTS RECEIVABLES

Accounts receivables as of the periods presented herein are derived from sales of software products to worldwide customers. Historically, the Company has not required collateral from its customers. The Company typically requires substantial down payments and progress payments during the course of an installation of its software products.

Significant customers

The Company has customers located in several locations, mainly in France, but also in numerous EU and non EU countries.

During the years ended June 30, 2007 and 2006, there was one customer ("Customer A") accounting for more than 10% of revenues. "Customer A" represented approximately 36% of revenues for both 2007 and 2006. During the nine months ended March 31, 2008 and 2007, there was one customer accounting for more than 10% of revenues. This customer represented approximately 25% of revenues in the period ended March 31, 2008 and 34 % in the period ended March 31, 2007. No other customers accounted for more than 10% of revenues for all periods presented.

ACCRUED REVENUES AND DEFERRED REVENUES

Accrued and deferred revenues represent contractual billings to customers. It is principally comprised of support and maintenance revenues and implementation revenues for which, respectively,

  the customer has not been billed but the services or products have been performed (accrued revenues);
  the customer has been billed but the services or products have not yet been performed or delivered (differed revenues).

ALLOWANCES FOR UNCOLLECTIBLE ACCOUNTS RECEIVABLES

The Company regularly evaluates the collectibility of its trade accounts receivable and unbilled receivables balances based on a combination of factors. If it is determined that the customer will be unable to meet its financial obligation or if collectibility becomes unassured, the Company records a reserve to reduce the related receivable to the amount it expects to recover given all information presently available. If circumstances related to specific customers change, the estimates of the recoverability of receivables could materially change.

Past due accounts receivable balances are written off when the Company’s internal collection efforts have been unsuccessful in collecting the amount due

EQUIPMENT, FURNITURE AND FIXTURES AND LEASEHOLD IMPROVEMENTS

Equipment, furniture and fixtures are stated at historical cost less accumulated depreciation. Depreciation and amortization are computed using the straight-line method over the following estimated useful lives:

Furniture and fixtures Machinery and equipment Computer hardware and software Leasehold improvement	3 to 7 years 3 to 4 years 1 to 3 years 7 to 15 years

For leasehold improvements, the usual useful lives retained by Inlog are between 7 and 15 years, corresponding to the remaining term of the lease unless economic life is shorter.

Assets under capital leases are amortized over the economic lives of the assets or the remaining lease terms, whichever are shorter. Amortization of the carrying value of assets under capital leases is included in depreciation expense.

IMPAIRMENT OF LONG-LIVED ASSETS

The Company reviews the carrying value of its long-lived assets, including fixed assets and intangible assets, for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be fully recoverable. Recoverability of long-lived assets is assessed by a comparison of the carrying amount of the asset (or the group of assets, including the asset in question, that represents the lowest level of separately-identifiable cash flows) to the total estimated undiscounted future cash flows expected to be generated by the asset or group of assets. If the future net undiscounted cash flows is less than the carrying amount of the asset or group of assets, the asset or group of assets is considered impaired and an expense is recognized equal to the amount required to reduce the carrying amount of the asset or group of assets to its then fair value. Fair value is generally determined by discounting the cash flows expected to be generated by the asset or group of assets, unless quoted market prices are available for the long-lived assets. Estimated future cash flows are based on management’s assumptions and are subject to risk and uncertainty.

GOODWILL

Goodwill is accounted for in accordance with Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” (SFAS No. 142). Goodwill is not amortized but is subject to impairment tests. The Company performs impairment tests annually, or more frequently if events or circumstances change that could indicate potential impairment. Impairment tests are performed by comparing the reporting unit’s fair value to its carrying amount to determine if there is potential impairment. If the fair value of the reporting unit is less than its carrying value, further analysis is required to determine if impairment exists. An impairment loss is recorded to the extent that the fair value of the reporting unit is less than the carrying value of the reporting. The fair value of the reporting unit is determined based upon discounted cash flows, market multiples or appraised values as appropriate.

SOFTWARE DEVELOPMENT COSTS

Inlog does not capitalize software development costs since they are minimal and there is limited time between when technological feasibility is achieved and the release of the product.

ACCRUED REVENUES AND DEFERRED REVENUES

Accrued and deferred revenues represent contractual billings to customers. It is principally comprised of support and maintenance revenues and implementation revenues for which, respectively,

  the customer has not been billed but the services or products have been performed (accrued revenues);
  the customer has been billed but the services or products have not yet been performed or delivered (differed revenues).

INCOME TAXES

The Company accounts for income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes” (SFAS 109) under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is recognized to reduce the deferred tax assets to the amount management believe is more likely than not to be realized.

OTHER COMPREHENSIVE INCOME

Other comprehensive income for the Company consists both of foreign currency translation adjustments and the recognition of the unrealized gains (losses) related to available-for-sale securities. Each item is shown separately in the consolidated statements of shareholders’ equity.

RECENTLY ISSUED FINANCIAL ACCOUNTING STANDARDS

In June 2006, the FASB issued Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with SFAS No. 109, “Accounting for Income Taxes”. This Interpretation prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. This Interpretation also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, and disclosure. FIN 48 was adopted by the Company on January 1, 2007. The adoption of FIN 48 did not have a material impact on the consolidated financial statements.

In September 2006, the Financial Accounting Standards Board (FASB) issued SFAS No. 157, Fair Value Measurements, which defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. SFAS No. 157 is effective for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. We do not expect the adoption of SFAS No. 157 to have a material impact on our consolidated financial statements.

In February, 2008, the FASB issued FASB Staff Position (“FSP”) FASB 157-2, “Effective Date of FASB Statement No. 157.” This FSP delays the effective date of SFAS No. 157 for all nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis (at least annually). The effective date for nonfinancial assets and nonfinancial liabilities has been delayed by one year to fiscal years beginning after November 15, 2008 and interim periods within those fiscal years.

The Company anticipates that the adoption of SFAS No. 157 for financial assets and financial liabilities (effective July 1, 2008) will not have a material impact on the Company’s financial position and results of operations. The Company has not completed its analysis of the potential impact of the adoption of SFAS No. 157 for nonfinancial assets and nonfinancial liabilities (effective January 1, 2009) on the Company’s financial position and results of operations.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities. SFAS No. 159 permits companies to choose to measure many financial instruments and certain other items at fair value. SFAS No. 159 is effective for financial statements issued for fiscal years beginning after November 15, 2007. We do not expect the adoption of SFAS No. 159 to have a material impact on our consolidated financial statements.

In December 2007, the FASB issued SFAS No. 141 (R), Business Combinations, and SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements. SFAS No. 141 (R) requires an acquirer to measure the identifiable assets acquired, the liabilities assumed and any noncontrolling interest in the acquiree at their fair values on the acquisition date, with goodwill being the excess value over the net identifiable assets acquired. SFAS No. 160 clarifies that a noncontrolling interest in a Subsidiaries should be reported as equity in the consolidated financial statements. The calculation of earnings per share will continue to be based on income amounts attributable to the parent. SFAS No. 141 (R) and SFAS No. 160 are effective for financial statements issued for fiscal years beginning after December 15, 2008. Early adoption is prohibited. We have not yet determined the effect on our consolidated financial statements, if any, upon adoption of SFAS No. 141 (R) or SFAS No. 160.

NOTE 2.      RELATED PARTY TRANSACTIONS

Related parties transactions are as follows:

  The Company leases a facility from the Société Civile Immobilière Les Séquoias, which is owned by a holding company belonging to the controlling shareholders (“Controlling Shareholders”) of the Company. The lease relates to the building used by the company in Lyon (France). The Company paid the Controlling Shareholders $153 thousand and $95 thousand for the years ended June 30, 2007 and 2006, respectively. The annual lease amounts to $180 thousand based on current exchange rate. The lease term is through October 31, 2011. The lease term automatically renews every 3 years unless canceled by either party.
  From July 1, 2007, the three historical controlling shareholders of Inlog have transferred their activity into new companies they have created,Alfirin, Mordicus and RB2. As historical controlling shareholders and directors of Inlog, they used to manage the company in all material functions: sales and marketing, administration, human resources and R&D. They provide currently the same service to the company but as external consultant instead of members of the company. Annual payments by Inlog to these companies under the agreements amount to $910,000 in aggregate. For the period from July 1, 2007 to March 31, 2008, the charge amounted to $712,251 in aggregate, and has been recorded under Social Costs in the income statement as in previous period. The consulting contracts between Inlog and those companies can be terminated at any time with a 3 months notice.

While the Company believes the transactions described above were negotiated on terms consistent with what would have been negotiated in arms-length transactions, the financial condition and results of operations may not necessarily be indicative of those that would have resulted if Inlog had negotiated these transactions with independent third parties.

NOTE 3.      CASH AND CASH EQUIVALENTS

Cash consists of cash on deposit held in several major banks, and cash on hand. Cash amounted to $ 570 thousand1, $718 thousand and $115 thousand at March 31, 2008, June 30, 2007 and June 30, 2006 respectively.

NOTE 4. MARKETABLE SECURITIES

The Company’s marketable securities are equity securities and are labeled as available-for-sale. These equity securities relate to the common stock of one company. At March 31, 2008 and for the years ended June 30, 2007 and June 30, 2006 available for sale securities classified under the caption Marketable Securities amounted to $6972, $778 and $0 thousand respectively.

NOTE 5.      ALLOWANCE FOR UNCOLLECTIBLE ACCOUNTS RECEIVABLES

The Company’s allowance for uncollectible accounts receivable and unbilled receivables totaled $2803 thousand, $381 thousand, and $138 thousand at March 31, 2008, June 30, 2007 and 2006, respectively, and is included on the consolidated balance sheet as a reduction of accounts receivable and accrued revenues.

NOTE 6.      ACCRUED REVENUES

Accrued revenues consist of revenues related to the main contracts in progress. Accrued revenues were $1,959 thousand4, $2,450 thousand, and $1,779 thousand at March 31, 2008, June 30, 2007 and June 30, 2006, respectively

NOTE 7.      EQUIPMENT, FURNITURE AND FIXTURES AND LEASEHOLD IMPROVEMENTS

Depreciation expense for the years ended June 30, 2007 and 2006 was $438 thousand and $285 thousand, respectively.

NOTE 8.      ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses and other current liabilities are comprised of the following (in $thousands):

	March 31, 2008	June 30, 2007	June 30, 2006
	(Unaudited)
Accrued Payroll	$824	$850	$535
Accrued compensated absences	677	586	526
VAT payable	910	821	572
Other taxes payable	171	151	117
Other accrued expenses	44	30	9
Short Term Deferred Tax	24	58	44
Total	$2,650	$2,495	$1,803

________________________________

[1] Unaudited figures
[2] Unaudited figures
[3] Unaudited figures
[4] Unaudited figures

NOTE 9. LITIGATION ACCRUALS

As of March 31, 2008, June 30, 2007 and 2006, litigation accruals amounted to $7635 thousand, $622 thousand, and $72 thousand respectively. Litigation accruals relate to two main litigations:

  Litigation with a client
  Inlog has not been able to finalize a software implementation due to a vendor-customer dispute on the implementationprocesses. This dispute can lead to some refund to the client and/or additional time to be spent by Inlog's consultants tocomplete the implementation that has never been finalized.
  Litigation with a supplier
  A former consulting company working primarly for Inlog went out of business due to bankruptcy. The company filedlawsuit against Inlog. The company alleges, among other things, that its bankruptcy is Inlog’s responsibility and claimsfor financial indemnities. Inlog believes the claim is without merit and defended vigorously against it. This case has beenmerged by court and has been pleaded in front of commercial court of Lyon on the March 31, 2008. A first instancedecision is awaited for end of June, 2008. Inlog believes that it will not have a significant impact on business.

NOTE 10. LONG TERM DEBT AND LINES OF CREDIT

The Company had outstanding secured and unsecured debt with various banks in the amounts listed below. In addition, the Company had various lines of credit which are listed below in $thousand.

	March 31, 2008	June 30, 2007	June 30, 2006
	(Unaudited)
Lines of credit	$5	$276	$188
Financial borrowings short term portion	151	176	305
Financial borrowings long term portion	519	541	473

The Company has revolving credit facilities with five French banks, Société Générale, Banque Rhône-Alpes, BNP Paribas, Caisse d'Epargne et BDPME for duration of one year. The maximum borrowings available under the Company’s credit facilities, were $419,000 and $1,067,000 as of June 30, 2006 and June 30, 2007, respectively

The borrowings under the credit facility bear interest at Eonia plus a margin rate, which results in a rate of approximately 6% for year 2007.

The applicable margins under the credit facility vary from one bank to another. As of June 30, 2007, these margins ranged from 1.0% to 1.7%. As of June 30, 2006, these margins ranged from 2.0% to 2.5% .

The credit facility requires the Company to pay an annual commitment fee on the unused portion of the facility. The commitment fee ranged from 0.15% to 0.25% as of June 30, 2007, and from 0.15% to 0.20% as of June 30, 2006. This facility has been terminated on September 30, 2007 and is not longer of any cost.

As of June 30, 2007, aggregate contractual future principal payments by calendar year on long-term debt are due as follows (in $thousands), with lines of credit all classified under 2008:

2008	$176
2009	139
2010	118
2011	94
2012	82
Thereafter	108
$717

NOTE 11.      LEASES

The Company leases equipment and office space. Rental expense under operating leases was approximately $351 thousand and $264 thousand for the years ended June 30, 2007 and 2006, respectively.

The following represents the future minimum lease payments for all capital leases (mostly computer and office equipment) as well as the non-cancelable operating leases at June 30, 2007 in ($thousands):
___________________________
[5] Unaudited figures

	Capital	Operating
	Leases	Leases

2008	32	191
2009	23	79
2010	15	25
2011	11	17
2012	3	14
Thereafter	0	0
Total minimum lease payments	84	326
Less amount representing interest	(5)
Present value of minimum lease payments	79
Less current portion of obligation under capital leases	29
Obligation under capital lease, less current portion	50

As of June 30, 2007, the value of the Company's outstanding capital leases included in the Company's balance sheet in equipment, furniture, and fixtures, had an underlying cost of $120 thousands and accumulated depreciation of $43 thousand. The interest rate on the capital leases is approximately 5% per year. This obligation is secured by the underlying capital assets.

NOTE 12.      SHAREHOLDERS' EQUITY

Refer to table included after the balance sheets and the consolidated statements of operations. The Company only has one category of capital stock, common, and there are no options, warrants or other equity securities.

At June 30, 2007 and 2006, the issued share capital of the company consisted of 9,600 shares respectively with a nominal value of € 50.

Dividend Rights

Dividends may be distributed from the statutory retained earnings, subject to the requirements of French law. The Company had distributed dividends in 2006 and 2007. Dividend distributions, if any, will be made in euros.

NOTE 13.      INCOME TAXES

The differences between the Company's provision (benefit) for income taxes as presented in the accompanying statements of operations and benefit for income taxes computed at the income tax rate is comprised of the items shown in the following table as a percentage of pre-tax income for the years ended June 30:

	in ($thousands)
	June 30, 2007	June 30, 2006

Expected income tax provision	$(532)	$(125)
Effect of permanent differences	(21)	(16)
Change in valuation allowance for deferred tax assets
Other	(4)	27
Income tax expense	(558)	(114)

The significant components of the deferred tax assets and liabilities as of the years ended June 30, were attributable to:

	in ($thousands)
	2007	2006
Deferred tax assets:
Net operating loss carry forwards	40	101
Pensions	17	20
Mark-to-market on SQLI shares	-	-
Temporary tax differences	53	23
Other	1	(1)

Gross deferred tax assets	111	143
Valuation allowance	-	-
Deferred tax assets, net	111	143

Deferred tax liability:
Accumulated depreciation	(36)	(45)
Mark-to-market on SQLI shares	(34)	-
Deferred tax liability, net	(70)	(45)

The components of income tax expense are as follows for the years ended June 30:

	2007	2007

Current	544	138
Deferred	14	(24)
Valuation allowance
Total tax (benefit)	558	114

The Financial Accounting Standards Board issued Interpretation No. 48, "Accounting for Uncertainty in Income Taxes-an Interpretation of FASB Statement No. 109" ("FIN 48"), which requires reporting of taxes based on tax positions which meet a more likely than not standard and which are measured at the amount that is more likely than not to be realized. Differences between financial and tax reporting which do not meet this threshold are required to be recorded as unrecognized tax benefits. FIN 48 also provides guidance on the presentation of tax matters and the recognition of potential IRS interest and penalties would be recorded as a component of tax expense. The provisions of FIN 48 were adopted by the Company on January 1, 2007 and had no effect on the Company's financial position, cash flows or results of operations upon adoption, as the Company did not have any unrecognized tax benefits. The Company also evaluated its tax positions as of June 30, 2007 and reached the same conclusion.

The Company files tax returns in the France and Germany.

NOTE 14.      GAIN ON SALE OF DISCONTINUED OPERATIONS

In October 2006, the Company sold its Image Pharma product line to third party. As consideration for the sale, the Company received €500 thousand in cash, approximately $650 thousand at the then current exchange rates, €500 thousand in the common stock of the acquiring company, approximately $650 thousand at the then current exchange rates, and an earnout that amounted to approximately €150 thousand in additional shares of the acquiring company, approximately $ 141 thousand at the then current exchange rates and $ 62 thousand in cash. As a result of this sale of assets, Inlog recognized gains of $1.501 million and $1.291 million for the year ended June 30, 2007 and the nine months ended March 31, 2007, respectively.

NOTE 15.      COMMITMENTS AND CONTINGENCIES

The Company has certain operating and capital lease obligations outstanding as of June 30, 2007 (see Notes 12 and 13). The management of the Company believes that they have provided sufficient reserves for all outstanding lawsuits that could have a material impact on the Company’s financial statements

NOTE 16.      SUBSEQUENT EVENTS

Pursuant to Global’s and Inlog’s dated March 26, 2008, Global acquired approximately 100% of the outstanding common stock of Inlog on June 26, 2008.

In consideration for the sale of 100% of Inlog’s shares, Global agreed to pay to the Inlog’s shareholders (“Sellers”) up to $11.5 million in consideration which consists of the following:

  Cash payments of €4.470 million ($6.890 million) at closing (“Closing”) on June 26, 2008
  Common stock of Global valued at $568 thousand, 451,153 shares, at Closing,
  $651 thousand in Global’s common stock on the first and second anniversaries of the Closing calculated by dividing the common stock to be received by the average closing market price for the ten (10) days preceding the obligation date for delivery of the common stock, but in no event will the average closing price used to calculate the number of shares deliverable be less than the average closing price of $1.26 per share used to calculate the initial number of common shares to be issued (although, instead of issuing such shares, the Company, at its sole discretion, may elect to make a payment of $651 thousand which the Sellers must use to purchase the Global’s common stock),
  Payments of €400 thousand to be made on the first and second anniversary of the Closing. The total value of these payments based on the exchange rates in effect at Closing was $1.246 million.
  An earn-out of no more than €2 million to be paid to the Sellers based on 20% of the operating income of Inlog for each of the five (5) years following the Closing.

In order to calculate the purchase price, all sums payable in Euros will be converted to U.S. dollars at the exchange rate listed in the Wall Street Journal on the day preceding each applicable payment date. Within three months of the Closing Date, the Sellers must use $500 thousand of the payment delivered on the Closing Date to purchase shares of Common Stock.